EXHIBIT 10.7

                      COMMERCIAL/INDUSTRIAL BUILDING LEASE

                                     BETWEEN

                               CAP-EAST ASSOCIATES
                         a Florida general partnership,
                                   as Landlord

                                       and

                            WORLD DIAGNOSTICS, INC.,
                             a Delaware Corporation,
                                   as Tenant

                          DATE OF LEASE: August 9, 2000

                              Lakes Corporate Park,
                                   Building B
                             16250 N.W. 59th Avenue
                               Suites 208 and 209,
                           Miami Lakes, Florida 33014,
                                    Premises

                      SUMMARY OF CERTAIN LEASE PROVISIONS

         The Lease Summary set forth below (the "Lease Summary") forms an integral part of this Lease, and all terms and other provisions of the Lease Summary have the respective meanings or amounts as stated and are hereby incorporated by reference into the Lease, except and to the extent more specifically set forth in the text of the Lease and its Exhibits, Schedules and Supplements.

A.       Date of Lease Execution:                     August 9, 2000

B.       Landlord:                                    Cap-East Associates,
                                                      a Florida general partnership

C.       Landlord's Address:                          10165 NW 19th Street
                                                      Miami, FL  33172
D.       Tenant:                                      World Diagnostics, Inc.,
                                                      a Delaware corporation

E.       Tenant's Trade Name(s):                      N/A

F.       Tenant's Address:                            16250 N.W. 59th Avenue
                                                      Suite _208 & 209______
                                                      Miami Lakes, FL    33014

G.       Building:                                    Building B, as shown on Exhibit "A"

H.       Area of
         Improvements (Section 1.1):                  Approximately 9,900 square feet

I.       Tenant's Proportionate
         Share:                                       27.65%

J.       Intended Use of
         Premises (Article 3):                        Warehouse / Distribution with Ancillary Office Uses
                                                      Not to Exceed fifty-nine percent (59%) of Total
                                                      Square Footage of Building Under Air Conditioned
                                                      Area

K.       Term of Lease (Section 1.3):                 10 Years

L.       Commencement Date:                           November 15, 2000

M.       Expiration Date:                             The last day of the one hundred twentieth
                                                      (120) full calendar months after the Commencement
                                                      Date.

N.       Base Rent (Section 2.1):

Rental Period              Monthly Base Rent         Current Sales Tax             Total Estimated
                           (estimate)                (excluding Additional Rent,   Monthly Rent
                                                     CAM, increased operating      (excluding Additional Rent,
                                                     costs or sales tax)           CAM or increased
                                                                                   operating costs)

Lease Year 1               $9,075.00                 $589.88                       $9,664.88
---------------------------------------------------------------------------------------------
Lease Year 2               $9,347.25                 $607.57                       $9,954.82
---------------------------------------------------------------------------------------------
Lease Year 3               $9,627.67                 $625.80                       $10,253.47
---------------------------------------------------------------------------------------------
Lease Year 4               $9,916.50                 $644.57                       $10,561.07
---------------------------------------------------------------------------------------------
Lease Year 5               $10,213.99                $663.91                       $10,877.90
---------------------------------------------------------------------------------------------
Lease Year 6               $10,520.41                $683.83                       $11,204.24
---------------------------------------------------------------------------------------------
Lease Year 7               $10,836.03                $704.34                       $11,540.37
---------------------------------------------------------------------------------------------
Lease Year 8               $11,161.11                $725.47                       $11,886.58
---------------------------------------------------------------------------------------------
Lease Year 9               $11,495.94                $747.24                       $12,243.18
---------------------------------------------------------------------------------------------
Lease Year 10              $11,840.82                $769.65                       $12,610.47
---------------------------------------------------------------------------------------------


O.       Security Deposit (Section 2.7):              $27,225.00
                                                      ($18,150.00 due upon Lease execution and $9,075.00
                                                      due upon occupancy)

P        Cost Pass-Throughs (Section 2.3):            Operating Costs

Q.       Base Year:                                   2000

R.       Comprehensive General
         Liability Insurance (Article 5)              $3,000,000

S.       Guarantor(s):                                None

T.       Guarantor's Address:                         N/A

U.       Broker(s) (Section 19.14):                   Easton & Associates and Codina Realty Services

                                                      Each party agrees to indemnify the other party
                                                      for any and all brokerage commission(s) or
                                                      finder's fee(s) (and all attorney's fees and
                                                      costs of any kind relating to any dispute,
                                                      litigation proceeding, or matters connected to
                                                      such brokerage commission(s) or finder's
                                                      fee(s) asserted by a person, firm or
                                                      corporation other than the Broker(s) claiming
                                                      to have been engaged by the indemnifying
                                                      party. Landlord agrees to pay the Broker(s) a
                                                      brokerage commission upon execution of this
                                                      Lease in accordance with its agreement(s) with
                                                      the Broker(s).

V.       Option to Renew; Addendum 1:                 Tenant has one (1) five (5) year option to
                                                      renew.

W.       Parking:                                     Tenant shall be entitled to thirty (30)
                                                      unassigned parking spaces

X.       Option to Terminate:                         Tenant shall have a one (1) time option to
                                                      terminate this Lease at the commencement of the
                                                      sixth year by providing Landlord with written
                                                      notice no later than one hundred eighty (180) days
                                                      prior to the expiration of the fifth Lease Year of
                                                      this Lease and payment of certain fees as set forth
                                                      in Section 19.19 below.

                                      LEASE

         THIS LEASE (this "Lease," which term shall include all amendments, modifications and assignments hereof) is dated as of the _15___ day of _August ___________, 2000 (the "Effective Date"), by and between CAP-EAST ASSOCIATES, a Florida general partnership ("Landlord"), and World Diagnostics, Inc., a Delaware Corporation ("Tenant").

                                    ARTICLE 1

                                 GRANT AND TERM

         1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the "Premises" (subsequently defined) which Premises are shown as summarized on the site plan attached hereto and made a part hereof as Exhibit A attached hereto, together with the right to the use, in common with others, of the Common Areas (as herein defined). The Premises shall consist of approximately 9,900 square feet, located in the Building B in Phase I of Lakes Corporate Park, a development located in Miami-Dade County, Florida (as described in Exhibit B), as such development may be added to or reduced from time-to-time (the "Development"). The Development may include common parking areas, streets sidewalks, driveways, storm drainage facilities, landscaped areas, and retention ponds (the "Common Areas"). References to the approximate square feet of the Premises as set forth above and otherwise in this Lease, have been computed by measuring from each of the outermost finished surfaces of the exterior walls of the Building enclosing the Premises to the midpoint of any interior demising walls, without deduction or reduction for (i) vestibules, columns, projections or vertical penetrations from the floor necessary to the Building; or (ii) any indentions to the exterior building walls for entrances, doors, windows, decorative features or otherwise; or (iii) those portions of the Building containing mechanical, plumbing or electrical systems serving the Building.

         1.2 The Premises shall be constructed substantially in the location depicted on Exhibit A attached hereto. Landlord and Tenant shall construct the improvements in accordance with the provisions of the Workletter attached hereto and made a part hereof and marked Exhibit C (the "Workletter"). Except as expressly set forth in the Workletter, Landlord shall have no construction or similar obligations.

         1.3 The term hereof (the "Term") is anticipated to commence on the Commencement Date and shall terminate on the Expiration Date (unless the Term shall be terminated or extended in accordance herewith). If Landlord fails to deliver possession of the Premises to Tenant on or prior to the scheduled Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage (whether direct, consequential or otherwise), and in such case the Commencement Date shall be the date upon which Landlord delivers the Premises to Tenant substantially in accordance with Landlord's obligations under the Workletter. If Landlord fails to deliver possession of the Premises on or before the "Estimated Completion Date", then, for each day after the Estimated Completion Date (subsequently defined) that possession is so delayed, Tenant shall be entitled to two (2) days of possession without payment of Base Rent. If possession of the Premises is not delivered to Tenant within one hundred twenty (120) days of the Estimated Completion Date, Tenant may terminate this Lease, by delivering written notice to Landlord within ten (10) days thereafter. The free rent and right to terminate, as set forth above, shall be Tenant's sole remedies and measures of damage for any delay in delivery of possession, and Landlord shall not be liable in any other manner to Tenant for such delay(s). The parties agree to execute, within thirty (30) days after the Commencement Date, a supplement to this Lease, in the form attached hereto as Supplement 1, fixing the definite date of the Commencement Date and the Expiration Date. The first "Lease Year" shall begin on the Commencement Date and shall extend through the last day of the twelfth (12th) full calendar month after the Commencement Date. Thereafter, each "Lease Year" shall commence on the day following the expiration of the preceding Lease Year and shall end at the expiration of twelve (12) calendar months thereafter; provided, however, that the last "Lease Year" shall end on the Expiration Date.

                                    ARTICLE 2

                                      RENT

         2.1 Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant's regular monthly payments of Base Rent and "Increased Operating Costs" (subsequently defined), shall be payable by Tenant to Landlord within five (5) days following demand, except as otherwise provided in this Lease. All other charges other than Base Rent that are required to be paid by Tenant to Landlord under this Lease shall constitute Additional Rent. Base Rent and Additional Rent (Base Rent and Additional Rent are collectively referred to as "Rent"), for any "Lease Year" consisting of more than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. Rent payable for any partial month shall be prorated on a per diem basis, based upon a thirty (30) day month. Tenant agrees that its covenant to pay Rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as may be expressly provided for in this Lease.

         2.2 Subject to any escalation which may be provided for in this Lease, Tenant shall pay Base Rent for the Term in the initial amount specified in the Lease Summary, which, except for the first installment (which shall be payable upon Lease execution), shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The obligation of Tenant to pay Rent shall commence on the [Rent ] Commencement Date. The Base Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease as provided in the Lease Summary.

         2.3 In addition to the Base Rent specified in this Lease, commencing January 1, 2001. Tenant shall pay to Landlord as Additional Rent for the Premises Tenant's Proportionate Share of the amount by which the annual "Operating Costs" (as subsequently defined) exceed the Operating Costs incurred during the Base Year. Such excess is referred to as the "Increased Operating Costs." Tenant's obligation to pay its proportionate share of Increased Operating Costs shall commence as of the first day immediately subsequent to the last day of the Base Year. The amount of Increased Operating Costs payable to Landlord by Tenant may be estimated by Landlord for such period(s) as Landlord may determine from time to time (not to exceed twelve (12) months), and Tenant shall pay to Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Within a reasonable period of time after the end of the period for which estimated payments have been made, Landlord shall furnish to Tenant a statement, showing the actual amount payable by Tenant based upon actual costs. If such actual Increased Operating Expenses for such calendar year shall exceed Tenant's payment so made, Tenant shall pay to Landlord the deficiency within twenty (20) days after receipt of said statement. If Tenant's payments shall exceed such actual Increased Operating Expenses, as shown on such statement, such excess shall be applied against payments next becoming due under this Lease, or, if the Lease has expired, shall be promptly refunded to Tenant. For purposes of this Lease, Operating Costs means are but not limited to all "Taxes," "Common Area Maintenance Charges," "Insurance Premiums" (as such terms are subsequently defined), and all other charges payable by the owner(s) of the Building under that certain Declaration of Protective Covenants and Restrictions for Lakes Corporate Park dated _______________and recorded in Official Records Book _____, Page _____, of the Public Records of Miami-Dade County, Florida and any supplements, amendments, replacements or additions thereto (collectively, the "Declaration").

         2.3.1 Notwithstanding anything to the contrary contained in Section 2.3, the aggregate amount of the Tenant's pro rata share of Operating Costs pursuant to this Article 2 shall not increase by more than 5% per Lease Year except with respect to insurance premiums and real property taxes for which there shall be no cap.

         2.4 Rent shall be paid to or upon the order of Landlord at Landlord's Address or as otherwise designated in writing by Landlord. Landlord may change its address by notice to Tenant of such change pursuant to Section 19.2 hereof. No payment by Tenant or receipt by Landlord of an amount less than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent due hereunder. Nor shall any endorsement or statement on any check or any letter accompanying any check be deemed to be an accord and satisfaction.

         2.5 Any Base Rent or Additional Rent payable by Tenant to Landlord under this Lease which is not paid within ten (10) days after due, will be subject to (i) a late payment charge, as Additional Rent, of five percent (5%) of the delinquent amount, in each instance, to cover Landlord's additional administrative costs and (ii) if any payment shall remain overdue for more than twenty (20) days, interest on all such unpaid sums (other than the late charge), at a per annum rate equal to the lesser of the highest rate permitted by law or eighteen percent (18%)]. The rate of interest determined pursuant to the preceding sentence is sometimes hereinafter referred to as the "Maximum Interest Rate." Such late charges and interest will be due and payable upon demand, and will accrue from the date that such Base Rent, Additional Rent, late charges or other sums are payable under the provisions of this Lease until actually paid by Tenant. Such late charges and interest shall not be considered the granting of a grace period.

         2.6 Tenant shall also pay all applicable Florida sales tax levied on Rent, as well as any taxes attributable to the personal property and trade fixtures owned by Tenant.

         2.7 Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by Landlord, without any liability for interest thereon, as security for the performance by Tenant of all its obligations under this Lease. Landlord shall be entitled to commingle the security deposit with Landlord's other funds. If Tenant defaults in any of its obligations under this Lease, Landlord may at its option, but without prejudice to any other rights which Landlord may have, apply all or part of the security deposit to compensate Landlord for any loss, damage, or expense sustained by Landlord as a result of such default (including sales taxes). If all or any part of the security deposit is so applied, Tenant shall restore the security deposit to its original amount on demand of Landlord. Subject to the provisions of this
Section 2.7, within thirty (30) days following termination of this Lease, if Tenant is not then in default or if no default would occur after a lapse of time, the security deposit will be returned by Landlord to Tenant.

         2.8 To secure the payment of all Rent and other sums of money due and to become due hereunder and the faithful performance of this Lease by Tenant, Tenant hereby gives to Landlord an express first and prior contract and landlord's lien and security interest on all property now or hereafter acquired (including fixtures, equipment, chattels, and merchandise) by Landlord (and not by any customer of Landlord) which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed therefrom without the written consent of Landlord until all arrearages in rental and other sums of money then due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest is given in addition to Landlord's statutory lien and shall be cumulative thereto. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Florida. To the extent permitted by law, this Lease shall constitute a security agreement under Article 9 of the Florida Uniform Commercial Code. Notwithstanding the foregoing, Landlord agrees to subordinate its lien to a bona fide institutional lender providing acquisition financing or lease financing for Tenant's furniture, fixtures, and equipment, so that Landlord will have a second lien on such furniture, fixtures and equipment.

                                    ARTICLE 3

                                       USE

         Tenant intends to use the Premises solely as a warehouse/distribution facility with ancillary office use not to exceed fifty-nine percent (59%) of the Premises under air conditioning (the "Intended Use"). Tenant's use of the Premises shall comply with all zoning and building requirements. Tenant shall not use or permit the Premises to be used for any unlawful purpose. Tenant's use of the Premises shall at all times be consistent with uses typical of a first-class commercial/industrial park, as such standards exist from time to time, in the area of Miami Lakes, Miami-Dade County, Florida and in strict compliance with the Declaration, and the Design and Development Standards described therein.

                                    ARTICLE 4

                               TAXES, COMMON AREA
                             MAINTENANCE CHARGES AND
                                    INSURANCE

         4.1 "Taxes" means real estate taxes, assessments (general or special), personal property and any other ad valorem taxes, special taxing district charges, sewer rents, special or other assessments, rates and charges, local improvement rates, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against, or with respect or attributable to, the Building or against the owner(s) of the Building as to the Building, the land upon which the Building is located or any portion thereof or interest therein, and the Common Areas. "Taxes" shall include any reasonable amounts, charges, or legal fees incurred to contest or dispute Taxes. Notwithstanding the year for which any such taxes or assessments are levied, in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, payable during any year shall be considered Taxes assessed and levied for that year. Except as provided in the preceding sentence, all references to Taxes assessed, levied, confirmed or imposed during a particular year or Taxes "for" a particular year shall be deemed to refer to Taxes levied, assessed or otherwise imposed during such year without regard to when such Taxes are payable.

         4.2 "Common Area Maintenance Charges" means the total of all items of all costs and expenses related to operating, securing, insuring, complying with applicable law, administering, promoting, repairing, cleaning, preserving, altering, landscaping, legal fees and costs of any kind (except with respect to enforcement actions against tenants and negotiation of leases), lighting, replacing, maintaining and enhancing the utility of, the Building and Common Areas, payment of reasonable management fees with respect to the Building and Common Areas, promotional charges, and utilities for the Building. Common Area Maintenance Charges shall not include the following:

                  4.2.1 Costs of space planning, tenant improvements, marketing expenses, real estate broker commissions, and other costs, disbursements and expenses for leasing, renovating, or improving space for other tenants or occupants (and not Tenant) in the Building;

                  4.2.2 Costs of a capital nature with respect to roof replacement and structural components of the Building, except that the annual amortization of these costs over the useful life on a straight line basis, of the cost of such capital improvements, repairs, and replacements shall be included;

                  4.2.3 Legal fees arising out of collection and enforcement disputes and negotiations and lease negotiations with tenants of the Building or park;

                  4.2.4 Items and services that Landlord provides selectively to one or more tenants or occupants of the Building or park, other than Tenant and which Landlord is not obligated to provide Tenant;

                                    ARTICLE 5

                                    INSURANCE

         5.1 Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

                  5.1.1 Tenant shall secure the following commercial general liability insurance coverage naming Landlord, and Landlord's and Landlord's mortgagee and/or the lessor under any present or future ground lease of the Premises and the land thereunder (such mortgagee or lessor being hereinafter collectively referred to as the "Mortgagee"), if required, as additional insureds. Such insurance shall be primary/non-contributing and not apply as excess to any other insurance secured by or available to Landlord or any Mortgagee.

                  5.1.1.1 Commercial General Liability of: (i) $1,000,000 per occurrence; (ii) $2,000,000 General Aggregate - Per Location Basis; (iii) $1,000,000 Products and Completed Operations; (iv) $1,000,000 Personal Injury - Employee Exclusions Deleted; (v) $1,000,000 Contractual Liability; (vi) $50,000 Real Property Legal Liability; and (vii) $5,000 Medical Payments.

                  5.1.1.2 Commercial Automobile Insurance of $1,000,000 Combined Single Limit Per Occurrence for bodily injury or property damages covering all owned, non-owned or hired vehicles used in connection with Tenant's occupancy and use of the Premises, naming Landlord as additional insured.

                  5.1.1.3 Commercial Umbrella/Excess Liability of $1,000,000 with a combined single limit in excess of the amounts set forth in Section
5.1.1.1 and Section 5.1.1.2.

                  5.1.2 The Tenant's improvements (leasehold and otherwise) at any time situated upon the Premises against loss or damage by fire, explosion, windstorm, malicious mischief, vandalism, and all other insurable casualties insured by a full and complete extended coverage endorsement for not less than one hundred percent (100%) of the full replacement cost of such improvements, excluding foundations, as reasonably determined by Landlord.

                  5.1.3 Tenant from and against all workmen's compensation claims and which would include a waiver of subrogation in favor of Landlord; and

                  5.1.4  Intentionally Omitted.

                  5.1.5 All personal property of Tenant or the personal property of others, on a replacement cost basis, kept, stored or maintained on the Premises against loss or damage by fire, windstorm or other casualties.

                  5.1.6 Such other matters as Landlord may reasonably require from time to time. All insurance required to be provided shall include a standard New York or Florida mortgagee endorsement (without contribution), to the extent applicable.

         5.2 All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to Landlord; (ii) be in a form reasonably satisfactory to Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord or any Mortgagee; (iv) contain an undertaking by the insurers to notify Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination; and
(v) with respect to Section 5.1.2, contain replacement cost, demolition cost, and increased cost of construction endorsements. Accord Standard Certificates of Insurance shall be delivered to the Landlord, and Mortgagee if required, promptly upon request or, if required by a Mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. If (a) Tenant fails to take out or to keep in force any insurance referred to in this Article 5, or should any such insurance not be approved by either Landlord or any Mortgagee, and (b) Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by Landlord to Tenant specifying the nature of such default, then Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of Tenant and all outlays by Landlord shall be paid by Tenant to Landlord without prejudice to any other rights or remedies of Landlord under this Lease. Tenant shall not keep or use on the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Improvements.

         5.3 Except as otherwise provided herein, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties hereto, or anyone claiming by, through, or under it in connection with the Premises, and (b) such party then is covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required to be insured) hereby waives any claims against and releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had such insurance been carried as so required). The parties agree to furnish to each insurance company which has issued or will issue policies of casualty insurance on the Improvements, written notice of said waivers and to have the insurance policies properly endorsed, if necessary, to acknowledge such subrogation waivers.

         5.4 The Landlord shall throughout the Term carry (i) insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to section 5.1 or similar section of their respective leases); (ii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and
(iii) such other forms of insurance as the Landlord or its mortgagee in their sole and absolute discretion consider advisable.

                                    ARTICLE 6

                                    UTILITIES

         Tenant will pay, when due, all separately metered or billed charges of every nature, kind or description for utilities consumed by Tenant at the Premises, including all charges for water, sewerage, special assessments, heat, gas, light, garbage, electricity, telephone, steam, power or other public or private utility services. In the event that any utilities are not separately metered or billed, Tenant agrees to pay Tenant's Proportionate Share of all utilities for the Building as part of Common Area Maintenance Charges.

                                    ARTICLE 7

                           MAINTENANCE AND ALTERATIONS

         7.1 Landlord agrees to keep the following in good repair as a prudent owner: (i) the entrances, sidewalks, corridors, parking areas and other Common Areas solely servicing the Building. The costs of any and all repairs and maintenance of such items shall be Operating Expenses. Notwithstanding the foregoing provisions of this Section 7.1 or Article 5, if any part of the Building is destroyed, damaged, suffers a casualty, or requires repair as the result of any act or omission of Tenant, its agents, invitees, licensees, contractors, or employees, Landlord shall be entitled to repair or replace same and the reasonable cost of any such repairs or replacements shall be paid to Landlord by Tenant upon demand by Landlord. If, in any emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the reasonable cost of making the repairs. Tenant shall otherwise, at its sole cost, repair and maintain the Premises including, but not limited to, base building mechanical and electrical systems, all to a standard consistent with a first class commercial/industrial building, with the exception only of those repairs which are the obligation of Landlord pursuant to this Lease. Without limiting the generality of the foregoing, Tenant is specifically required to maintain and make repairs to (ii) windows, plate glass, doors, and any fixtures or appurtenances composed of glass serving the Premises;
(iii) Tenant's sign; (iv) any heating or air conditioning equipment serving the Premises ("HVAC") (which shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between Tenant and one of Landlord's approved HVAC contractors). Such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly); (v) the Premises or the Building when repairs to the same are necessitated by any act or omission of Tenant, or the failure of Tenant to perform its obligations under this Lease. All repair and maintenance performed by Tenant in the Premises shall be performed by contractors or workmen designated or approved by Landlord. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in as good condition and repair as Tenant is required to maintain the Premises throughout the Term. Tenant shall also furnish, maintain, and replace all electric light bulbs, tubes, and tube casings located within or serving the Premises and Tenant's signage, all at Tenant's sole cost and expense.

         7.2 Tenant will not make any alterations, additions, or improvements to the Premises without the prior written consent of Landlord and, if required by the terms of any mortgage on the Premises, without the prior written consent of the Mortgagee; provided, however, that Tenant may make non-structural alterations not exceeding $10,000 in the aggregate, without the prior written consent of Landlord. Tenant shall obtain all required building permits and other necessary governmental approvals. Landlord reserves the right to withhold its consent in its sole and absolute discretion with respect to any alterations, additions or improvements which are structural in nature. In any event, both the contractors used and the plans and specifications for the alterations, additions, or improvements shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed or conditioned upon payment or consideration (except such payment or consideration as is required to be paid or made to Landlord under this Lease. All alterations, additions, or improvements made by either of the parties hereto on the Premises will be property of Landlord and will remain on and be surrendered with the Premises at the termination of this Lease, except that Landlord may require alterations or improvements made by either party be removed and the Premises restored by Tenant at Tenant's sole cost and expense to the condition thereof as the commencement of this Lease.

                  7.2.1 All fixtures and equipment paid for by Landlord and all fixtures and equipment which may be paid for and placed on the Premises by Tenant from time to time but which are so incorporated and affixed to the Premises that their removal would involve damage or structural change to the Premises or which fixtures have become essential to the operation of the Premises and its systems, will be and remain the property of Landlord. Landlord reserves the right at any time, however, to require Tenant to remove such fixtures and equipment at Tenant's sole cost and expense, and to restore the Premises as required by Articles 7 and 19 hereof.

                  7.2.2 All furnishings, equipment, and fixtures other than those specified in this Article, which are paid for and placed on the Premises by Tenant from time to time (other than those which are replacements for fixtures originally paid for by Landlord) will remain the property of Tenant, but their removal will be at Tenant's expense and such removal will be in compliance with Articles 7 and 17 hereof.

                                    ARTICLE 8

                            COMPLIANCE WITH LAWS AND
                                   ORDINANCES

         8.1 Except with respect to matters arising prior to the Commencement Date, and except as to matters which are expressly stated to be Landlord's responsibility hereunder and for any structural matter, Tenant shall, at its sole cost and expense throughout the Term, comply or cause compliance with, or remove or cure any violation of, any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Premises, (excluding, without limitation, the Americans with Disabilities Act) as such laws, ordinances, etc. exist as of the Effective Date and as the same may hereinafter be amended or supplemented, and whether or not such compliance is related to Tenant's specific use of the Premises. Landlord covenants that at the Commencement Date, the Premises shall comply with all laws, ordinances, orders, rules, regulations and requirements (as then applied or interpreted) of all federal, state, municipal and other governmental bodies, including, without limitation, the South Florida Building Code, and all Environmental Laws.

         8.2 After prior written notice to Landlord, Tenant, at its sole cost and expense, shall have the right to contest the validity or application of any law or ordinance referred to in this Article 8 in the name of Tenant, or if required by law, in Landlord's name (but at Tenant's sole cost), or both, by appropriate legal proceedings diligently conducted, but only if, by the terms of any such law or ordinance, compliance therewith pending the prosecution of any such proceeding may legally be delayed incurring of any lien, surcharge or liability of any kind against the Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure to so comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) prosecutes the contest with due diligence and in good faith; (b) agrees to indemnify, defend and hold harmless Landlord and the Premises from any charge, liability or expense whatsoever and
(c) provides Landlord or such governmental body as may require the same, with adequate security in the form of a bond or otherwise to adequately protect Landlord, the Development and Landlord's interest in the Premises. If necessary or proper to permit Tenant to so contest the validity or application of any such law or ordinance, Landlord shall execute and deliver any appropriate papers or other documents; provided, however, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Premises (with adequate security therefore), unless Tenant otherwise insures or indemnifies Landlord or the Premises (with adequate security therefor) against such cost, charge, expense or penalty.

                                    ARTICLE 9

                                MECHANIC'S LIENS

         The parties hereto expressly acknowledge and agree that the interest of Landlord in the Premises shall not be subject to liens for improvements made by Tenant, and Tenant shall so notify all contractors making any such improvements of such provision in this Lease. A notice of this provision shall be recorded by Landlord in the Miami-Dade County, Florida Clerk's office. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or of anyone holding the Premises, or any portion thereof, by, through or under Tenant. If any such mechanic's lien or other lien at the time shall be filed against the Premises or any portion thereof and Tenant is the cause of same, Tenant, within thirty (30) days after the date Tenant first becomes aware of the filing of the same, shall cause said lien, at Tenant's election, either to be discharged of record or to be bonded over in a manner which is reasonably acceptable to Landlord. If Tenant shall fail to discharge such mechanic's lien or liens or other lien or to bond over the same within such period, then Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit of a cash sum or a bond or other security, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees), together with interest thereon at the Maximum Interest Rate, shall be repaid by Tenant to Landlord within thirty (30) days after demand therefor. Tenant shall indemnify, defend and hold harmless Landlord and the Premises from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys' fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

                                   ARTICLE 10

                               DEFAULTS OF TENANT

         10.1 The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  10.1.1 If default shall be made in the due and punctual payment of any Rent or in the payment of any other amount to be paid by Tenant to Landlord, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after the date on which such Rent is due and payable and Tenant receives written notice

                  10.1.2 If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than as referred to in Section 10.1.1, and such default shall continue for a period of twenty (20) days after written notice thereof given by Landlord to Tenant, or, provided that there shall be no risk of loss to the Building, the Premises or any interest of Landlord therein, such longer period (not to exceed sixty (60) days) as is reasonable to cure said default, with due diligence and in good faith.

                  10.1.3 The filing of a petition by Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant's property; the filing of a petition against Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant's property and the failure to discharge or dismiss such proceedings within sixty (60) days from its filing; an assignment by Tenant for the benefit of creditors; or the taking possession of the Premises or any other property of Tenant by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant.

         10.2 If an Event of Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative.

                  10.2.1 Landlord may terminate this Lease by giving Tenant written notice of its election to do so, in which event the Term shall end and all right, title and interest of Tenant hereunder shall expire on the date stated in such notice, in which event, Tenant will remain liable for all Rent and other charges due hereunder through the date of such termination and all damages resulting from Tenant's default.

                  10.2.2 Landlord may terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice to Tenant that Tenant's ten (10) days written notice for monetary defaults and thirty (30) days written notice for non-monetary defaults right of possession shall end on the date stated in such notice, whereupon Tenant's right to possess the Premises or any part thereof shall cease on the date stated in such notice and Landlord may enter the Premises to take possession thereof and to remove Tenant's property therefrom and to dispose of the same as Landlord sees fit. Such entry and repossession may be effectuated by summary dispossession proceedings or otherwise as permitted by law.

                  10.2.3 Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of all monies due or to become due from Tenant under any provision of this Lease.

                  10.2.4 Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and may enter upon the Premises for such purposes. No notice of Landlord's intention to perform such covenants need be given Tenant unless expressly required by this Lease. Landlord shall not be liable to the Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant shall pay to Landlord all reasonable expenses incurred by Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall constitute Additional Rent and shall hereunder accrue interest from the date of payment by Landlord until repaired by Tenant at the highest rate permitted by law.

         10.3 If Landlord exercises either of the remedies provided for in Sections 10.2.1 and 10.2.2, Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, in broom-clean condition, and Landlord may re-enter and take complete and peaceful possession of the Premises.

         10.4 If Landlord terminates Tenant's right to possess the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. In such event, Landlord shall be entitled to recover as damages all Rent and other sums due and payable to Landlord on the date of termination plus (1) an amount equal to the Rent and other sums provided herein to be paid by Tenant for the residue for the Term hereof and (2) the cost of performing any other covenants to be performed by Tenant. Alternatively, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums due and payable to Landlord during the period from the date of such notice of termination of possession to the stated end of the Term. Landlord shall make commercially reasonable efforts to re-let the Premises or any part thereof for the account of Tenant for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord, in its sole discretion, shall determine and Landlord will not be responsible for failure to relet the Premises or, in the event of reletting, for failure to collect the rent therefor. Landlord may let or relet other premises prior to reletting the Premises hereunder. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises to the extent reasonably necessary, and Tenant within thirty (30) days after written demand, shall pay the cost thereof, together with Landlord's reasonable expenses of re-letting, such additional expenses to be construed under this Lease as Additional Rent. Landlord shall collect the rents from any such re-letting and apply the same first to the payment of its unreimbursed expenses of re-entry, repair and alteration and its unreimbursed expenses of re-letting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue, until the expiration of the Term, shall operate only as an offsetting credit against the amount of Rent due and owing which thereafter becomes due and payable hereunder. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, nor shall same operate to release Tenant, in whole or in part, from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and seek a judgment for any deficiencies from time to time remaining after the application of the proceeds of any such re-letting.

         10.5 All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law shall be handled, removed or stored by Landlord at the cost and expense of Tenant. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after notice from Landlord, at Landlord's option, shall be deemed conclusively to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

         10.6 If Landlord terminates Tenant's right to possess the Premises without terminating this Lease, Tenant shall continue to have such right, if any, as Tenant may have to assign this Lease or sublet the Premises (but only in whole), pursuant to the terms of this Lease, as if Tenant were not in default under this Lease. Tenant's right to so assign or sublet shall terminate in the event Landlord notifies Tenant that Landlord has sublet the Premises, unless such assignment or sublet terminates prior to the termination of the Term or any validly exercised extension of the Term, in which event Tenant's right to assign or sublet shall recommence upon termination of Landlord's assignment or sublet during the Term or any validly exercised extension of the Term.

                                   ARTICLE 11

                           DESTRUCTION AND RESTORATION

         11.1 Subject to the provisions of Paragraph 11.3:

                  11.1.1 If at any time during the Term hereof the Premises or the Building is destroyed or damaged and such damage is "substantial" (as herein defined), and such damage was caused by a casualty insured against under the provisions of this Lease, this Lease shall continue in full force and effect, ("Insurance Proceeds"), Landlord shall commence the repair of such damage within one hundred and twenty (120) days following the later of (a) Landlord's receipt of notice from Tenant of the occurrence of such loss or (b) Landlord's receipt of insurance proceeds.

                  11.1.2 If at any time during the Term hereof the Premises is damaged and such damage is not "substantial" (as hereinafter defined), Landlord shall commence the repair of such damage (unless caused by Tenant or its invitees, employees, contractors, agents or other persons under Tenant's control) and if such non-substantial damage is caused by a casualty insured against under the provisions of this Lease, Landlord shall commence such repair as soon as is reasonably possible after (and only to the extent of) Landlord's receipt of insurance proceeds, and this Lease shall continue in full force and effect.

                  11.1.3 Subject to the provisions of Sections 11.2 and 11.3, if at any time during the Term hereof the Premises or the Building is destroyed or damaged and if such damage is "substantial" (as hereinafter defined), and if such damage was caused by a casualty not required to be insured against under the provisions of this Lease, then Landlord at its option shall either (i) commence the repair of such damage at Landlord's expenses, in which event this Lease shall continue in full force and effect, or (ii) cancel and terminate this Lease as of the date of the occurrence of such damage, by giving Tenant written notice of its election to do so within sixty (60) days after the date of occurrence of such damage.

         11.2 If the Premises or the Building is destroyed or damaged during the last two (2) years of the Term of this Lease and the estimated cost of repair exceeds twenty-five percent (25%) of the replacement cost of the Premises prior to such destruction or damage, either party may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so ("Cancellation Notice") within thirty (30) days after the date of occurrence of such damage. If neither party shall elect to terminate this Lease, the repair of such damage shall be governed by Section 13.1 or Section 13.2, as the case may be.

         11.3     With respect to destruction and restoration:

                  11.3.1 If the Premises is destroyed or damaged and Landlord repairs or restores it pursuant to the provisions of this Article, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management, and the Rent payable hereunder for the period during which such damage, repair, or restoration continues shall be abated in proportion to the degree of which Tenant's use of the Premises is impaired. Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of such damage, destruction, repair, or restoration.

                  11.3.2 If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article and if Landlord shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, and thereafter diligently pursue same in a reasonable manner to completion, Tenant may at its option cancel and terminate this Lease, as its sole and exclusive remedy against Landlord, as of the date of occurrence of such damage by giving Landlord written notice of its election to do so at any time prior to the commencement of such repair or restoration or after commencement, at such time as Landlord has commenced such repair or restoration but Landlord has failed to diligently pursue same and Tenant has given Landlord written notice of such failure and fifteen (15) days have elapsed since Landlord's receipt of Tenant's notice therefor and Landlord has not recommenced such repair or restoration.

         11.4 In the event of any reconstruction of the Premises under this Article, said reconstruction shall be in substantial conformity with the condition of the Premises which Landlord was required to deliver at the Commencement Date and Landlord's obligation to reconstruct the Premises shall be only to the extent of such condition. Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of all items constructed on or brought upon the Premises by Tenant and the replacement of its stock in trade, trade fixtures, furniture, furnishings, and equipment and merchandise hereof promptly upon delivery to it of possession of the Premises and shall diligently prosecute such installation to completion.

         11.5 Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord except for items which have theretofore accrued and be then unpaid.

         11.6     For the purpose of this Article,

                  11.6.1 "substantial" damage to the Premises shall be deemed to be damage, the estimated cost of repair of which exceeds ten percent (10%) of the replacement cost of the Building or the Premises, as the case may be; and

                  11.6.2 the determination in good faith by Landlord, provided same is based upon a construction bid from a reputable general contractor, or appropriate subcontractors, of the estimated cost of repair of any damage and/or of the estimated replacement cost of any Improvements shall be conclusive for the purpose of this Article.

                                   ARTICLE 12

                                  CONDEMNATION

         12.1 If, during the Term, the entire Premises or the Building, or such portion thereof as Landlord, in its reasonable discretion, determines would render the Premises or the Building unusable, shall be taken as the result of the exercise of the power of eminent domain or conveyed under threat thereof (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall terminate on the earlier of taking of possession by the condemning authority or the date of vesting of title pursuant to such Proceedings. The entire condemnation award for the Premises shall be payable to Landlord without any deduction for the value of Tenant's leasehold estate; provided, however, that Tenant shall be entitled to such award as may be allowed for such trade fixtures and other personal property of Tenant as Tenant has a right to remove at the expiration of this Lease as provided hereunder, as well as any relocation expenses to which Tenant is entitled under applicable law.

         12.2 If during the Term, less than the entire Premises or the Building shall be taken, but such taking, in Landlord's reasonable judgment, shall not render the Premises or the Building unusable, this Lease, upon the earlier of taking of possession by the condemning authority or vesting of title in the Proceedings, shall terminate as to the parts so taken. Landlord and Tenant shall each be entitled to awards for damages as set forth in Section 12.1. If this Lease is not terminated following such a condemnation or taking, Landlord, as soon as reasonably practicable after such condemnation or taking and the termination and payment of Landlord's award on account thereof, shall expend as much as may be necessary of the net amount which is awarded to Landlord and released by Mortgagee, if any, in restoring, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the Premises as was originally constructed by Landlord to an architectural unit as nearly like its condition prior to such taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient, in the reasonable estimate of Landlord, to cover the cost of restoring the Premises and the Building, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated net amount which may be awarded to Landlord and the estimated cost of such restoration. If the net amount so awarded is insufficient to restore the Premises and the Building and should Landlord elect not to pay the insufficiency, Landlord shall, prior to electing to terminate this Lease, notify Tenant, in writing, of the amount of such deficiency and Tenant shall have fifteen (15) days after receiving Landlord's notice within which to advise Landlord, in writing, whether or not Tenant elects to pay such insufficiency and, if so, to simultaneously deliver to Landlord a check in payment of the amount of the insufficiency. If Tenant does not timely elect and pay to Landlord the amount of such insufficiency, this Lease shall terminate immediately.

         12.3 In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Rent and all other charges payable hereunder with respect to that portion of the Premises so taken, apportioned to the date of such termination.

         12.4 If Landlord does not elect to terminate this Lease in the event of a partial taking of the Premises or the Building, the Rent payable hereunder during the period from and after the earlier of the taking of possession by the condemning authority and the date of vesting of title in such Proceedings through to the expiration or termination of this Lease (as the Term may be extended) shall abate and be diminished in proportion to the reduction in rentable area of the Premises by reason of the condemnation or taking.

                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

         13.1 Tenant, shall not, any time during the Term, without Landlord's advance written consent, which consent will not be unreasonably withheld, delayed or conditioned. (a) assign or transfer this Lease or any interest under it; or (b) sublet the Premises or any part thereof. If Landlord does consent to such assignment or subletting the same shall not relieve Tenant from liability for performance of any covenant or obligation hereunder. The word "assignment" as used herein shall include a mortgage or other encumbrance of this Lease or of the Premises or any part thereof or a transfer of a controlling interest in, the ownership interest of Tenant or of any entity directly or indirectly controlling Tenant. Notwithstanding the foregoing, Landlord's consent shall not be required in the event Tenant desires to assign this Lease or sublet all or any portion of the Premises to any subsidiary of Tenant, or any direct or indirect subsidiary of Tenant's parent corporation (an "Affiliate") or should Tenant or its parent corporation merge with another entity or sell all or a substantial portion of Tenant's assets (including Tenant's interest in the Lease) to a third party (the "Successor"), provided the Successor's net worth (determined in accordance with generally accepted accounting principles) is at least equal to or better than that of Tenant at the time of such assignment or sublet or on the date hereof, whichever is better. Landlord shall have fifteen (15) days from the date of Landlord's receipt of Tenant's written request for consent to assign or sublet and receipt by Landlord of all information reasonably requested by Landlord, within which to respond, in writing, to such Tenant's request. In determining whether or not to grant or withhold its consent, Landlord may consider, without limitation, the following factors: (a) the assignee's or sublessee's use of the Premises; (b) the assignee's or sublessee's financial status and creditworthiness (as compared to the Tenant at the Commencement Date); ( c) the compatibility of the assignee and/or sublessee and its use with or upon other owners, tenants and buildings, or proposed owners, tenants or buildings; (d) the use of hazardous or toxic materials; (e) any increased costs or risks which may be suffered by Landlord or any of the other tenants in the Building; (f) parking requirements; (g) the effect of such assignee or sublessee upon Landlord's sales and leasing operations within the Development; and (h) any need to alter the Premises. Notwithstanding Tenant's continuing liability hereunder, the financial ability of any proposed assignee or sublessee and of the required sureties shall be deemed to be material in Landlord's consideration of any proposed assignment or sublet hereunder. Any attempted assignment, transfer, or subletting without such consent shall, at the option of Landlord, constitute grounds for termination of this Lease or an Event of Default under Article 10 of this Lease. Landlord shall have the right to require Tenant to furnish Landlord with any information reasonably requested by Landlord relating to proposed assignee's or sublessee's financial condition, the proposed assignee's or sublessee's business history and background, including that of the principals, and the financial condition of any required sureties. If it shall be determined by a court having proper jurisdiction that Landlord's consent has been unreasonably withheld, Landlord shall in no event be liable for any money judgment by reason thereof. Notwithstanding any provision in this Lease to the contrary, if an Event of Default has occurred which is continuing, Landlord may withhold its consent to any assignment or subletting in its sole and absolute discretion.

         13.2 If Tenant shall assign this Lease, the assignee expressly shall assume in writing all of the obligations of Tenant hereunder and the assigning Tenant shall not be relieved of any obligations under this Lease.

         13.3 Tenant shall be required to furnish to Landlord, within no more than ten (10) days from the date of such occurrence, copies of all documents evidencing any such assignment and assumption or sublease. Each subletting or assignment to which Landlord has consented shall be by an instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by the sublessor or assignor and by the sublessee or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants, and conditions of this Lease to be done, kept, and performed by Tenant.

19.16    Intentionally Deleted

         13.5 Tenant shall be responsible to pay to Landlord reasonable attorneys' and reasonable accountants' fees and costs incurred by Landlord relating to assignment of this Lease or subletting of the Premises, said payment being due from Tenant to Landlord simultaneously with the granting of Landlord's consent. Cost not to exceed $1,000.00

         13.6 If Tenant shall either assign this Lease or sublease (singularly or in the aggregate) a portion or all of the Premises and the rent or any other compensation paid or called for to be paid in such sublease, exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Premises or portion thereof, Tenant shall pay Landlord fifty percent (50%) of such excess (after deduction of Tenant's reasonable direct out of pocket expenses associated with such assignment or subleasing, including, without limitation, reasonable attorneys' fees and free rent periods, subtenant improvements (amortized over the term of the sub-tenant's or assignee's lease), and costs and brokerage fees incurred in connection with such assignment) when received by Tenant.

         13.7 In the event an order for relief is entered in favor of Lessee under the provisions of the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.101 et seq. (hereinafter referred to as the "Bankruptcy Code"), this Lease may not be assigned by Tenant or any Trustee of Tenant unless this Lease is first assumed in accordance with the provisions of Section 365 of the Bankruptcy Code. At the time of such assumption, Tenant or Tenant's Trustee shall cure all defaults under this Lease, which, with respect to the curing of rent arrearages, shall require full payment thereof, in cash or cash equivalent, on or before the assumption, and Tenant or Tenant's Trustee shall provide adequate assurance of future performance by the assignee under this Lease, including, without limitation, the deposit with Lessor of a security deposit in an amount equivalent to the monthly rental due for the next succeeding three (3) months after the assumption. In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be and remain the exclusive property of Lessor and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Tenant's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease and any amendments and/or rules and regulations relating thereto, on and after the date of such assignment.

                                   ARTICLE 14

                                 SUBORDINATION,
                                NON-DISTURBANCE,
                             NOTICE TO MORTGAGEE AND
                                   ATTORNMENT

         14.1 This Lease is and shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage", which is or at any time may be placed upon the Premises, or any portion thereof or any interest therein, and to all present and future ground or underlying leases of the Land, and to any replacements, renewals, amendments, modifications, extensions or refinancing of any of the foregoing, and to each and every advance made under any Mortgage (unless the Mortgagee requires in writing that this Lease be superior thereto); provided that the Mortgagee agrees in writing that so long as no Event of Default is continuing, neither Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, shall be interfered with or disturbed by Landlord or anyone claiming by, through or under Landlord, including Mortgagee. Tenant agrees at any time hereafter, and from time to time within thirty (30) days after demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that reasonably may be required to effect or confirm the subordination or superiority of this Lease to the lien of any such Mortgage or to any such ground or underlying lease. The lien of any Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

         14.2 If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through foreclosure or the delivery of a deed in lieu thereof, then upon the written request of such Mortgagee, and provided that such Mortgagee agrees in writing to assume and be bound by all of Landlord's obligations hereunder, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment. Subject to the terms of Section 19.7 hereof, in the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, and provided such transferee agrees in writing to assume and be bound by all of Landlord's obligations hereunder, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall execute and deliver any instrument that such transferee and Landlord reasonably may request to evidence such attornment.

         14.3 In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) it has notified Mortgagee in writing if the name and address of Mortgagee shall previously have been furnished by written notice to Lessee, of such act or omission, and (ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice, provided such holder, with reasonable diligence, shall have commenced and continued to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the Base Rent, and any Additional Rent due hereunder shall be abated and apportioned to the extent that any part of the Premises shall be untenantable.

         19.16.1 Within ten (10) days after written request by Landlord, Tenant shall deliver in a form supplied by Landlord, an estoppel certificate to Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Base Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default, and if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which Landlord shall request such certificate. Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

         19.17

                                   ARTICLE 15
                                      SIGNS

         15.1 Tenant may not erect any signs on the exterior or interior of the Improvements or on the landscaped area adjacent thereto or on the interior of the Premises, which signs are visible from the exterior of the Premises, unless such signs (i) do not cause any irreparable structural damage or other damage to the Improvements; (ii) do not violate applicable governmental laws, ordinances, rules or regulations; (iii) do not violate any covenants, conditions or restrictions affecting the Premises and (iv) are in complete compliance with Landlord's sign criteria, attached hereto as Exhibit D. Any signs on the exterior of the Premises or on the interior of the Premises, which signs are visible from the exterior of the Premises, shall require Landlord's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned upon payment or consideration (except such payment or consideration as is required to be paid or made under this Lease). Specifications for the initial signs to be affixed to the Premises shall be submitted by Tenant to Landlord, for Landlord's approval, so as to be included within the Working Plans (as defined in the Workletter), which sign specifications, when approved, shall then become a part of the Working Plans. The cost for such approved signs shall be borne by Tenant.

                                   ARTICLE 16

                                LANDLORD'S ACCESS

         16.1 Tenant agrees to permit Landlord and its authorized representatives, at Landlord's sole cost and expense, to enter upon the Premises at all reasonable times during ordinary business hours, upon not less than twenty-four (24) hours' prior notice (except in the event of an emergency in which event no prior notice will be required), provided that Tenant's representative is present for the purpose of inspecting the same and making any necessary repairs or replacements which are the obligation of Landlord. Landlord may, during the progress of any work required hereunder, keep and store upon the Premises all reasonably necessary materials, tools and equipment. Landlord shall use good faith effort to avoid interfering with Tenant's use of the Premises.

         16.2 Landlord is hereby also given the right at all reasonable times during ordinary business hours, upon not less than two (2) hours' prior notice, to enter upon the Premises and to exhibit the same for the purpose of mortgaging or selling the same or, during the final twelve (12) months of the Term, leasing the same.

         16.3 In exercising its rights hereunder, Landlord shall use such efforts as are reasonable under the circumstances to refrain from any acts which may interfere with Tenant's use or occupancy of the Premises or access thereto. Without limiting the generality of the foregoing, Landlord acknowledges that it is necessary for Tenant to control access to the Premises in order to avoid unauthorized persons from viewing Tenant's trade secrets, proprietary products, technology and/or processes. Accordingly, while within the Premises, Landlord and its representatives, at Tenant's option, and to the extent reasonable under the circumstances, shall be accompanied by a representative of Tenant and shall comply with reasonable directions of such representative relative to safety and to the protection of Tenant's trade secrets and other proprietary information.

                                   ARTICLE 17

                           SURRENDER AND HOLDING-OVER

         17.1 Upon termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord, in good condition and repair, reasonable wear and tear and damage by casualty and condemnation excepted. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all alterations.

         17.2 Upon termination of this Lease, Tenant shall remove Tenant's personal property, trade fixtures and equipment (to the extent the same do not constitute an integral part of the Premises); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal and shall restore the Premises to the same condition as existed prior to the installation thereof. If Tenant does not remove Tenant's personal property, trade fixtures and equipment from the Premises prior to the expiration or earlier termination of the Term, Landlord, upon five (5) days' notice to Tenant, at its option, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery and warehousing to Landlord within thirty (30) days after demand therefor.

         17.3 Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Lease or after the termination of this Lease or of Tenant's right to possession pursuant to Article 10 hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and for damages. Notwithstanding anything contained herein to the contrary, in the event Tenant or any party claiming by, through or under Tenant holds over after the expiration of the Term, Landlord may elect, in lieu of, or in addition to, any other remedy provided by law or herein, that the same shall constitute a month-to-month tenancy upon the same terms as in this Lease at a rate of Rent equal to one hundred and fifty percent (150%) of the monthly Rent for the month in which the Term expires.

                                   ARTICLE 18

                                  HAZARDOUS AND
                                 TOXIC MATERIALS

         18.1 As used herein:

                  18.1.1 "Claim" shall mean and include any demand, cause of action, Proceeding or suit (i) for damages, liabilities, costs, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, or contribution; (ii) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or Response (as such term is herein defined) actions; or (iii) for enforcing this Article 18.

                  18.1.2 "Environmental Law" shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.W.
Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C.
Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act; the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and any state lien and superlien and environmental clean-up statutes, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

                  18.1.3 "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA or RCRA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs and other substances regulated under TSCA; source material, special nuclear material, byproduct material and any other radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; and chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. 1910.1200 et seq., and any other hazardous or toxic substance, material or water which is or becomes regulated by any local, state or federal government or special district.

                  18.1.4 "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials into the environment, as "environment" is defined in CERCLA.

                  18.1.5 "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

                  18.1.6 "Response" or "Respond" shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

         18.2 During the Term, Tenant, at its sole cost and expense, shall (a) comply with all the Environmental Laws relating to its use of the Premises, and permits issued thereunder; (b) conduct any Management of Hazardous Materials by Tenant on the Premises in compliance with Environmental Laws; (c)(c) not cause or allow the Release of any Hazardous Materials on, to or from the Premises, except in compliance with Environmental Laws and permits issued thereunder; (d) arrange for the lawful transportation and off-site disposal of all Hazardous Materials that it generates; and (e) secure, maintain, and comply with all permits required by Environmental Laws in connection with Tenant's use of the Premises. Prior to using, storing, or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide to Landlord a plan regarding Hazardous Waste Management (a "Management Plan") which shall include a list of the types and quantities of any Hazardous Materials to be used, stored, or maintained, a description of the response steps Tenant shall take to inspect for, detect, minimize, and mitigate any release of Hazardous Materials and the name, telephone number and qualification of a licensed company that will handle emergency clean-up for Tenant. Tenant shall immediately deliver to Landlord a revised Management Plan each time the Tenant adds or changes the types and quantities of Hazardous Materials to be used, stored or maintained. Tenant shall at all times strictly comply with the Management Plan. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable regulations or Environmental Laws, and any reports required by any and all regulatory agencies.

         18.3 Tenant shall give written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release, or removal of hazardous waste or hazardous substances from or on the Premises. Tenant warrants and represents that it will not use or employ Landlord's and/or the Building property, facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it was generated or produced on the Premises; and Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws. In addition, Landlord reserves the right to cause the Premises to be periodically inspected (but not more than one (1) time per calendar quarter) by a reputable environmental consulting firm. The cost of such inspections, as well as the cost to comply with such consultant's recommendations, shall be fully paid by Tenant within ten (10) days after receiving a statement of charges from Landlord.

         18.4 Tenant shall provide Landlord with the results of environmental studies, reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws and with any other relevant or applicable documents pertaining to the condition of the Premises or demonstrating that Tenant complies with this Article 18 and all Environmental Laws relating to the Premises. Landlord agrees that any documents or information furnished by Tenant to Landlord under this Article 18 shall be confidential and shall not be disclosed to any third party (with the exception of Mortgagees, prospective purchasers, or Landlord's attorneys, underwriters, consultants, contractors, and investors), unless required by law, without the prior consent of Tenant, which consent will not be unreasonably withheld.

         18.5 If Tenant's Management of Hazardous Materials at the Premises or Tenant's use of the Premises (a) results in a Release which is not in compliance with Environmental Laws or permits issued thereunder; (b) gives rise to liability or a Claim or requires a Response under common law or any Environmental Law or permit issued thereunder; (c) causes a significant public health effect; or (d) creates a nuisance, Tenant, in any and all such occurrences and at its sole cost and expense, shall: (i) immediately notify Landlord verbally and in writing of any Release, which notice shall identify the Hazardous Materials involved and the emergency procedures taken or to be taken; and, (ii) promptly take all applicable action in Response in compliance with all applicable laws; provided that Landlord's approval of the remediation plan to be undertaken by Tenant shall first be obtained.

         18.6 Any increase in the premium for any insurance carried by Landlord on the Building which arises from Tenant's use and/or storage of Hazardous Materials shall be fully paid by Tenant within ten (10) days after Tenant's receipt of a statement from Landlord. Tenant shall procure and maintain at its sole cost and expense, such additional insurance as may be necessary to comply with any requirement of any federal, state or local governmental agency or special district.

         18.7 If the Tenant shall breach any of the warranties, representations, agreements or covenants in this Article 18 or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant results in contamination of the Premises, the Building or any adjacent real properties, then Tenant shall indemnify, defend and hold Landlord, its partners, officers, managing agents and mortgagees, their heirs, successors and assigns, harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including without limitation, diminution in value of the Premises, the Building or the Development, damages for the loss or restriction on the use of rentable or usable space or any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space in the Building or the Development, sums paid in settlement of claims, actual attorneys' fees and costs, whether suit is brought or not, consultant's fees and expert fees) which arise during or after the term of the Lease as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions, including regular inspections, or any clean-up, remedial, removal or restoration work required or recommended by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Materials. The indemnity, defense and hold harmless obligations of Tenant set forth in this Section 18 shall survive the expiration or earlier termination of this Lease.

         18.8 Landlord warrants that at the time of the Lease commencement, the Premises shall be materially free of the presence of contamination from Hazardous Materials, Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, costs, liabilities and loss arising from any contamination which precedes the Commencement Date, arising directly from any contamination caused by any act or omission of Landlord, except as may be set forth in this Lease.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

         19.1 To the fullest extent allowed by law, Tenant, at all times, shall indemnify, defend and hold Landlord, its officers, directors, employees and agents, harmless from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of or from any work or things whatsoever done in or about, the Premises (except to the extent arising out of Landlord's negligence or other wrongful conduct), and further will indemnify, defend and hold Landlord, its officers, directors, employees, and agents, harmless against and from any and all claims arising during the Term and based upon any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or neglect of Tenant, its agents, servants, employees, licensees, or contractors, or arising, from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the Term in or about the Premises, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or with respect to any such claim or action or proceeding brought thereon. To the fullest extent allowed by law, Landlord, at all times, shall indemnify, defend and hold Tenant, its officers, directors, employees, and agents, harmless from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of, or from any work or things whatsoever done in or about, the Premises to the extent arising out of Landlord's negligence or other wrongful conduct, and further will indemnify, defend and hold Tenant, its officers, directors, employees, and agents harmless against and from any and all claims arising during the Term and based upon any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or arising from any act or neglect of Landlord, its agents, servants, employees, licensees or contractors, whenever and wherever occurring or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring prior to or after the Term in or about the Premises, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with any such claim or action or a proceeding brought thereon.

         19.2 All notices, demands and requests which may not be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests by Landlord to Tenant shall be sent by United States registered or certified mail, postage prepaid, or by commercial overnight delivery service or other personal delivery service (with evidence or receipt), addressed as follows:

World Diagnostics, Inc.
16250 NW 59th Avenue
Miami, FL 33014

with a copy to Tenant at the Premises or at such other place as Tenant may from time to time designate by written notice to Landlord. All notices, demands and requests by Tenant to Landlord shall be sent by United States registered or certified mail, postage prepaid, or by commercial overnight delivery service or other personal delivery service (with evidence of receipt), addressed to Landlord as follows:

Cap-East Associates
10165 N.W. 19th Street
Miami, Florida  33172

With copy to:

Richard J. Giusto, Esquire
Greenberg Traurig
1221 Brickell Avenue
Miami, Florida   33131

or at such other place as Landlord from time to time may designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, by mail in the manner aforesaid, shall be deemed served or given on the second business day after mailing; and notices served by overnight delivery service shall be deemed served or given on the second (2nd) business day after delivery to such service, and notices served by personal delivery shall be deemed served or given upon delivery or attempted delivery.

         19.3 Landlord covenants and agrees that Tenant, upon paying the Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Premises (subject to the provisions of this Lease) during the Term (as it may be extended from time to time as expressly provided herein) without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

         19.4 Tenant and Landlord, each without charge at any time and from time to time, within twenty (20) days after written request by the other party, shall certify by written instrument, duly executed, acknowledged and delivered to any Mortgagee, assignee of a Mortgagee, proposed Mortgagee, or to any purchaser or proposed purchaser or transferee of Landlord, Tenant, or the Premises or any interest therein:

                  19.4.1 that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and identifying the modifications);

                  19.4.2 the amount of Base Rent and Additional Rent then being paid and the dates to which the Rent has been paid in advance;

                  19.4.3 whether to the best of its knowledge or not there is any existing or alleged any breaches or defaults committed by the Landlord, or otherwise existing under this Lease, and specifying in detail such breach or default, if any, or any set-offs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same);

                  19.4.4 that Tenant has made no advancements to or on behalf of Landlord for which it has the right to deduct from, or offset against, future Rent payments;

                  19.4.5 Tenant has accepted the Premises and is in full and complete possession thereof;

                  19.4.6  the Commencement Date and the Termination Date; and

                  19.4.7 such other statements or certificates as Landlord or any Mortgagee may reasonably request.

         19.5 Upon not less than thirty (30) days' prior written request, by either party, the parties hereto agree to execute and deliver to each other a memorandum of lease, in recordable form, setting forth the following:

                  19.5.1  the date of this Lease;

                  19.5.2  the parties to this Lease;

                  19.5.3  the Term of this Lease;

                  19.5.4  the extension options set forth in Addendum 1;

                  19.5.5  the legal description of the Premises; and

                  19.5.6 such other matters reasonably requested by Landlord or Tenant to be stated therein.

         19.6 Tenant shall not use the Premises for any other use or purpose other than the "Intended Use" without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed or conditioned upon payment or any consideration (except payments or consideration to be paid under this Lease). In the event, subsequent to the Effective Date, Tenant proposes to change the use of the Premises to other than the Intended Use and Landlord had previously granted to either a tenant within the Development, or a purchaser of a parcel within the Development, or if Landlord is currently negotiating with a proposed Tenant or owner, either an exclusive use ("Exclusive Use") or an agreement of restrictive covenant or covenants ("Covenants"), Tenant shall not be permitted to use the Premises in such a manner that would cause a violation of such Exclusive Use or Covenants. In determining whether to permit any proposed New Use, the Landlord may consider, without limitation: (a) the effect or possible effect upon other tenants and owners in the development; (b) the use of hazardous, toxic or dangerous materials; (c) parking requirements; (d) damage or alterations, or potential damage or alterations to the Premises; or (e) the effect or potential effect upon future sales or leases within the Development. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, by held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the State of Florida.

         19.7 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns, and Tenant and its successors and assigns.

         19.8 The caption of each article of this Lease is for convenience and reference only and in no way defines, limits or describes the scope or intent of such article or of this Lease.

         19.9 This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

         19.10 All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

         19.11 There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this or any interest therein, and (b) any other estate or interest in the Premises or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created hereby, and (2) any such other estate or interest in the Premises or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

         19.12 All obligations, monetary or otherwise, accruing prior to expiration of the Term (as it may be extended from time to time) shall survive the expiration or other termination of this Lease.

         19.13 Time is of the essence of this Lease, and all provisions relating thereto shall be strictly construed.

         19.14 Each party represents and warrants to the other that the only broker, finder or other agent each has used in connection with this agreement and the transaction contemplated hereby is and has been Easton & Associates and Codina Realty Services (singularly and collectively, the "Broker"). Each party agrees to indemnify the other party for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than the Broker claiming to have been engaged by the indemnifying party. Landlord agrees to pay the Broker a brokerage commission upon execution of this agreement in accordance with its agreement with the Broker.

         19.15 To the extent either party indemnifies and agrees to defend the other under the terms of this Lease, the indemnifying party shall have the right to select counsel to undertake such defense, which counsel shall be reasonably acceptable to the indemnified party.

         19.16 Intentionally Deleted.

         19.17 This Lease may be executed in counterparts, each of which when taken together shall constitute one instrument.

         19.18 This Lease represents the product of the joint negotiation, preparation and agreement of and between the parties hereto and is not to be construed against one party or the other as the principal drafter.

         19.19 Provided Tenant is not in default beyond any applicable grace periods, Tenant shall have the right ("Termination Option") to cancel this Lease effective at the end of the 5th Lease Year ("the Termination Date"). Tenant may only exercise the Termination Option by a written notice ("Termination Notice") to Landlord not less than ninety (90) days prior to the effective date of such termination. In the event that Tenant exercises the Termination Option, this Lease shall terminate on the Termination Date and Tenant shall pay to Landlord on or prior to the Termination Date a termination payment ("Termination Payment") equal to the sum of the unamortized cost (calculated on a straight line bases with no interest) of the Tenant Improvement Allowance and leasing commissions paid by Landlord in connection with this Lease. In the event the Tenant fails to pay the Termination Payment required herein, Tenant's exercise of the Termination Option shall be deemed ineffective and void. On the Termination Date, provided Tenant pays the Termination Payment, plus any other sums then due and owing to Landlord under this Lease, to Landlord on or before the Termination Date and surrenders the Premises to Landlord in the condition required upon expiration of this Lease, Tenant shall be released from all further obligations under this Lease accruing from and after the Termination Date (except for any obligations which expressly survive termination or expiration of this Lease).

                                   ARTICLE 20

                         LANDLORD'S REPRESENTATIONS AND
                                   WARRANTIES

         In addition to the other representations and warranties made herein, Landlord hereby represents and warrants to Tenant that as of the date hereof the following representations and warranties are true, correct and complete and that the same will be true, correct and complete on and as of the Commencement Date:

         20.1  Landlord is the owner of the Premises in fee simple; and

         20.2 Landlord has full power, right and authority to enter into this Lease and to perform each and all of the terms, provisions, covenants, agreements, matters and things herein provided to be performed by Landlord, and to execute and deliver all documents provided hereunder to be executed and delivered by Landlord; and this Lease does not, nor does or will the performance by Landlord of its obligations hereunder, contravene any provision of law or any covenant, indenture or agreement binding upon Landlord, upon the Premises or upon the Land.

                                   ARTICLE 21

                                    RADON GAS

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                                   ARTICLE 22

                                   EXCULPATION

         Except as expressly stated to the contrary in this Lease, no enforceable default on the part of the Landlord shall be deemed to have occurred unless Lessee shall have given Lessor notice of such default in which Lessee shall specify the default, and Lessor shall have failed to have remedied such default within thirty (30) days of the date thereof; provided, however if such default is of a nature that it cannot reasonably be cured within said period, then no enforceable default will be deemed to have occurred so long as Lessor is diligently pursuing the cure thereof. Except as expressly stated to the contrary in this Lease, or where Tenant's remedies are expressly stated, Tenant's sole remedies shall be to seek damages or specific performance and Landlord shall in no event be liable for consequential damages. Tenant agrees that it shall look solely to the estate and property of Landlord in the building and real property on any proceeds from the sale thereof for the collection of any judgment (or any other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and performed by Landlord and no other property or estates of Landlord or the entities comprising Landlord shall be subject to levy, execution, or other enforcement procedures for the satisfaction of Tenant's remedies.

                                   ARTICLE 23

                         TRANSFER OF LANDLORD'S INTEREST

         In the event of any transfer or transfers of Landlord's interest in the Premises, provided the transferee assumes in writing Landlord's obligations and liabilities under this Lease accruing from and after the date of such transfer, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. All of the provisions of this Lease shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors, and assigns.

                                   ARTICLE 24

                                     WAIVER

         The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

                                   ARTICLE 25

                            ATTORNEYS' FEES AND COSTS

         If, as a result of any breach or default in the performance of any of the provisions of this Lease, either party hereto uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, and litigation results, then in such event, the prevailing party in such litigation shall be entitled to recover from the nonprevailing party herein reasonable court costs and attorneys' fees for both trial and appellate proceedings.

                                   ARTICLE 26

                                 RENT PROVISION

         Notwithstanding anything that may be contained in this Lease to the contrary, no provision in this Lease shall be interpreted so as to have the effect of providing for payment of Rent, or any increment thereof, based in whole or in part on the income, net revenues, net income, or profits derived by Tenant from the Premises, but may, if applicable, be construed to provide for Rent, gross receipts or sales or otherwise included in the term "rents from real property" as such term is defined in Section 856 (d) of the Internal Revenue Code. Further, no assignment of this Lease, or sublet under this Lease, will be approved if the effect thereof shall result in payment to Landlord of rental based in whole or in part on the income, net revenues, net income, or profits derived by Tenant, Tenant's assignee or Tenant's sublessee from the Premises, but may, if applicable, result in payment to Landlord of rental based in part on a fixed percentage of gross receipts or sales or otherwise included in the term "rents from real property" as such term is defined in Section 856 (d) of the Internal Revenue Code. All documents relating to any permitted assignment or sublet shall refer to this restriction.

         IN WITNESS WHEREOF, each of the parties has caused this Lease to be duly executed as of the day and year first above written.

Witnesses as to Landlord:                   LANDLORD:

                                            CAP-EAST ASSOCIATES,
------------------------------              a Florida general partnership

------------------------------              By:  /s/ Edward W. Easton
                                                 ------------------------------
                                            Printed Name: Edward W. Easton
                                                          ---------------------
                                            Title: President
                                                   ----------------------------


Witnesses as to Tenant:                     TENANT:

                                            WORLD DIAGNOSTICS, INC.,
------------------------------              a Delaware corporation

------------------------------              By:  /s/ Ken Peters
                                                 ------------------------------
                                            Printed Name: Ken M. Peters
                                                          ---------------------
                                            Title: President and CEO
                                                   ----------------------------

                                    EXHIBIT A

                                Legal Description

A portion of Tracts 9, 10 and 64, "FLORIDA FRUIT LANDS COMPANYS' SUBDIVISION NO. 1" of Section 13, Township 52 South, Range 40 East, according to the plat thereof as recorded in Plat Book 2 at Page 17 of the Public Records of Dade County, Florida, all being more particularly described as follows:

Beginning at the southwesterly most corner of the plat of "MIAMI LAKES EAST SECTION ONE", as recorded in Plat Book 122, Page 48 of the Public Records of Dade County, Florida; thence North 00 degrees 06 minutes 50 seconds East, along the west right of way line of N.W. 59th Avenue, as shown on the last mentioned plat, for 235.20 feet; thence North 87 degrees 42 minutes 52 seconds West, along the South line of "MIAMI LAKES EAST SECTION FIVE" (Plat Book 153, Page 49) of the Public Records of Dade County, Florida for 460.33 feet; thence South 00 degrees 06 minutes 50 seconds West along a line 460.00 feet West of and parallel with the West right of way line for N.W. 59th Avenue for 554.13 feet; thence South 89 degrees 53 minutes 10 seconds East for 460.00 feet; thence North 00 degrees 06 minutes 50 seconds East along a line 35.00 feet West of an parallel with the East line of said Tracts 9 and 64 for 301.49 feet to the Point of Beginning.

                                    EXHIBIT B

                                    Site Plan

                                   Building B
                             16250 N.W. 59th Avenue
                                 Suite 208 & 209
                           Miami Lakes, Florida 33014

                                    EXHIBIT C

                                   WORKLETTER

         1. Definitions. Terms which are defined elsewhere in this Lease shall have the same meanings in this Workletter. Terms which are defined in this Workletter shall have the same meanings elsewhere in this Lease. In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

                  a. "Completion Date" means the date on which Landlord's Work is substantially completed, which is estimated to be, November 15, 2000 subject to the provisions in item 5 below.

                  b. "Detailed Specifications" means the general description and detailed specifications for Landlord's Work attached to this Workletter.

                  c. "Landlord's Architect" means Rodriguez, Pereira Architects.

                  d. "Landlord's Contractor" means Tower Group or such other contractor hired by Landlord to do the Landlord's Work, which Contractor may be an affiliate or related entity of Landlord.

                  e. "Landlord's Work" means the shell work required to be performed by Landlord pursuant to Exhibit C-1 and the tenant improvement work required to be performed by Landlord under this Workletter.

                  f. "Substantial completion" or "substantially completed" means that the County of Miami-Dade, State of Florida has issued a final or temporary certificate of occupancy for the Premises, subject to customary punchlist items.

                  g. "Working Plans" means the permitable working drawings, plans and specifications for all of Landlord's Work, as approved by Tenant, (other than for shell construction which is described in Exhibit C-1) which approval Tenant will not unreasonably withhold or delay. The Working Plans shall comply with those specifications set forth on Schedule One attached hereto.

         2.  Approval of Working Plans.

         No later than four (4) weeks from approved floor plan, Landlord shall at its sole cost and expense provide Tenant the Working Plans for Landlord's Work, which shall incorporate all of the Detailed Specifications. The Working Plans shall be subject to the reasonable approval of Tenant, which approval Tenant will not unreasonably withhold or delay. Tenant assist in, cooperate with, and respond promptly to all inquiries and other matters with respect to the preparation of the Working Plans. The Working Plans shall be and remain the property of Landlord and may be used by Tenant with respect to development of the Premises hereunder and for no other reason.

         3.  Performance of Landlord's Work.

                  a. Landlord shall promptly cause the Landlord's Contractor to do the Landlord's Work covered by the Working Plans as the same may be amended, and approved by both Landlord and Tenant, from time to time in accordance with the provisions of this Workletter.

                  b. Tenant may from time to time request revisions to the Working Plans (a "Change") by sending written notice of such request to Landlord. The cost of incorporating any Change requested by Tenant to the approved Working Plans or Detailed Specifications shall be at Tenant's expense. Within five (5) business days after receipt of such request, Landlord shall notify Tenant in writing of Landlord's good faith estimate of the cost of performing the work necessary to incorporate such Change into the Landlord's Work. Landlord shall not cause Landlord's Contractor to commence any work necessary to incorporate a Change into the Landlord's Work until Tenant has approved, in writing, Landlord's estimate of the cost of such work and has agreed to pay an increase in construction costs resulting from such Change. Landlord shall not be responsible for any delay in the Commencement Date of the Lease originating out of changes in the Landlord's Work as provided in this Workletter, arising out of any changes or revisions requested by Tenant. Tenant shall pay the cost of such additional work that may be requested by Tenant (the "Additional Work") which shall be evidenced by a Change. No portion of the Allowance (as hereafter defined) shall be used for the cost of the Additional Work. The cost of such Additional Work shall be paid by Tenant to Landlord within thirty (30) days of Landlord's invoice for same.

                  c. Landlord shall cause the Landlord's Work to be done in a first-class workman-like manner using only good grades of materials and shall comply with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance of the Landlord's Work, including without limitation the Americans with Disabilities Act.

         4.  Payment for Landlord's Work; Tenant Improvement Allowance.

         Tenant shall pay the "Cost of Landlord's Work" (as such term is subsequently defined), less the "Allowance" (as such term is defined below). "Cost of Landlord's Work" means (i) all architectural fees and costs, construction management fees and costs, engineering fees and costs and any other fees, costs and expenses of any kind incurred or payable by the Landlord in connection with the performance of Landlord's Work; (ii) all fees and charges imposed by any governmental entity or authority in connection with the Landlord's Work; (iii) sales and use taxes; (iv) insurance fees associated with the construction of Landlord's Work; (v) testing and inspecting costs; and (vi) the costs and charges for materials and labor, contractor's profit and contractor's general overhead incurred by Landlord in having the Landlord's Work completed. Tenant shall receive from Landlord as a credit against the cost of Landlord's Work, an allowance (the "Allowance") of $150,000.00 to be used solely as a credit towards the Cost of Landlord's Work. All costs over the Allowance will be paid for by Tenant. Each invoice for the Landlord's Work shall be paid by Landlord and Tenant pro rata. Landlord's share shall be based upon the ratio of the Allowance to the total cost of the Landlord's Work and Tenant's share shall be the balance. All items of Landlord's Work, whether the cost is covered by the Allowance or not, shall become the property of Landlord upon the expiration or earlier termination of the Lease and shall remain on the Premises at all times during the term of this Lease. Tenant shall not be entitled to payment or rent reduction for any part of the Allowance not used by Tenant.

         5.       Access to Premises by Tenant's Contractors.

         If Landlord shall permit Tenant to do work, installation, or decorating in the Premises, in addition to that herein provided to be done by Landlord, then (i) Tenant shall use only such contractors which Landlord shall approve, which approval shall not be unreasonably withheld, delayed or conditioned upon payment of any consideration (except as herein provided); and (ii) Landlord will permit entry of such contractors into the Premises for these purposes, prior to the commencement of the term of the Lease and while Landlord's contractors are working at the Premises, but only at such time or times as Landlord shall deem feasible in the circumstances. This license to enter before commencement of the Term is conditioned upon Tenant's workmen, mechanics, and contractors working in harmony and not interfering with the workmen, mechanics and contractors of Landlord. If at any time such entry or work by Tenant shall cause any disharmony or interference, this license may be withdrawn by Landlord upon forty-eight hours' written notice to Tenant.

Workmen's Compensation, public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of Tenant's work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord.

         Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease except the covenant to pay Rent and escalation. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises before the commencement of the Term of the Lease shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof.

         6.  Acceptance of Work.

                  a. Landlord shall give Tenant five (5) business days' prior written notice of the date on which the Landlord's Work is expected to be substantially completed. On or before the date of expected substantial completion, Tenant shall conduct an inspection of the Premises and the Landlord's Work with Landlord's representatives, and develop with such representatives and deliver to Landlord a punchlist of all items of the Landlord's Work which are not complete or which require correction (the "Punchlist"). Landlord shall cause Landlord's Contractor to complete and/or correct all items on the Punchlist (or within such other reasonable time period if same cannot be completed within thirty (30) days, provided such work is commenced within thirty (30) days and thereafter diligently pursued, in good faith, to a timely completion) and shall give Tenant written notice when all of the items on the Punchlist have been completed and/or corrected. The existence of Punchlist items shall not negate substantial completion.

                  b. Landlord and Tenant agree to cooperate with each other in scheduling the inspections of the Premises and the Landlord's work described in this Paragraph 7, to make their respective personnel and representatives available on reasonable notice to attend such inspections and develop the Punchlist within the inspection time described in this Paragraph 7 and to act reasonably in determining whether or not an item of the Landlord's Work should be included in the Punchlist.

                                   ADDENDUM 1

         Subject to the provisions of this Addendum, Landlord hereby grants Tenant the option to extend the Term on the same terms, conditions and provisions as contained in this Lease, except as otherwise expressly provided herein, for one (1) consecutive period of five (5) years (the "Extension Period"). If exercised in accordance herewith, the Extension Period shall commence on the first (1st) day after the Expiration.

         Said option to extend shall be exercisable in the following manner:

                  i. Not less than one hundred eighty (180) days prior to the Expiration Date, Tenant by written notice to Landlord ("Extension Notice") may exercise Tenant's option to extend for the Extension Period. If the option to extend the Term, is not extended in the aforesaid manner, the Term and Tenant's rights hereunder and its rights to occupy and possess the Premises shall expire on the Expiration Date.

                  ii. If Tenant delivers an Extension Notice as aforesaid, the Term shall be extended on the same terms, conditions and provisions as contained herein except there shall be no further extension. Base Rent and Additional Rent during an Extension Period shall be computed in accordance with the provisions of Article 2 hereof.

                  iii. At Landlord's election, the option to extend as set forth in this Addendum 1 may not be exercised by Tenant if an Event of Default has occurred and is continuing under the Lease.

         Tenant shall be deemed to have accepted the Premises in an "as-is" condition as of the date of the commencement of the Extension Period, it being understood and agreed that Landlord shall have no additional obligations to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

         Tenant's option to renew shall not be transferable by Tenant, except with the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord.


Witnesses as to Landlord:                   LANDLORD:

                                            CAP-EAST ASSOCIATES,
------------------------------              a Florida general partnership

------------------------------              By:  /s/ Edward W. Easton
                                                 ------------------------------
                                            Printed Name: Edward W. Easton
                                                          ---------------------
                                            Title: President
                                                   ----------------------------


Witnesses as to Tenant:                     TENANT:

                                            WORLD DIAGNOSTICS, INC.,
------------------------------              a Delaware corporation

------------------------------              By:  /s/ Ken Peters
                                                 ------------------------------
                                            Printed Name: Ken M. Peters
                                                          ---------------------
                                            Title: President and CEO
                                                   ----------------------------